Exhibit 1.01

Conflict Minerals Report April 22, 2024

Nortech Systems, Inc. is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten, and gold ("Conflict Minerals") are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at: https://www.nortechsys.com.

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech's policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally v i a e -mail and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements. The team currently includes the following roles:

Team Members:	Document Specialist Director, Global Supplier Quality

Executive Sponsors:	President & CEO Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•

Due to the size of the Nortech's sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products , ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•	We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•	Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

MINNESOTA • MEXICO • CHINA	7550 Meridian Circle N, Suite 150
NSYS [NASDAQ] nortechsys.com	Maple Grove, MN 55369 800-808-8281

•	Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•	Supplier declarations were reviewed for completeness, accuracy, and conformance to Nortech requirements.

•	An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear, or nonconforming.

Analysis of Supplier Survey Responses

•

We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•

Conflict minerals information from some suppliers was presented to Nortech at a "company-level" rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners, and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•	Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.
•

Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from R M I . The lists of smelters and refiners are included as Table 1.

•

Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the RM I and public information indicates the possibility that these are high-risk facilities. Certain suppliers also identified smelters from Covered Countries including Mining Minerals Resources, Luna Smelter, and PowerX. Because the conflict minerals information from these suppliers was presented to Nortech as "company-level" responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain. As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. If we determine that material sourced from these facilities is present in Nortech's supply chain, we will work with our suppliers to explore alternatives.

•	Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•	Nortech issues a standard response using the RMI CMRT.

Third Party Audits of Processing Facilities

•

Nortech does not conduct audits of smelters or refiners. We support the Responsible Mineral Initiative's Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•	In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

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Declaration

•	Based on our due diligence results, Nortech has determined that our products are 'DRC Conflict Undeterminable'.

Independent Private Sector Audit

•	Not required for reporting year 2023.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time. Moreover, there are inherent limitations and risks in the information that is available. We are reliant on the information provided to us by our suppliers and industry initiatives such as the RMI. Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

●	Advanced Chemical Company
●	Aida Chemical Industries Co., Ltd.
●	Agosi AG
●	Almalyk Mining and Metallurgical Complex (AMMC)
●	AngloGold Ashanti Corrego do Sitio Mineracao
●	Argor-Heraeus S.A.
●	Asahi Pretec Corp.
●	Asaka Riken Co., Ltd.
●	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
●	Aurubis AG
●	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
●	Boliden AB
●	C. Hafner GmbH + Co. KG
●	Caridad
●	CCR Refinery - Glencore Canada Corporation
●	Cendres + Metaux S.A.
●	Yunnan Copper Industry Co., Ltd.
●	Chimet S.p.A.
●	Chugai Mining
●	Daye Non-Ferrous Metals Mining Ltd.
●	DSC (Do Sung Corporation)
●	Dowa
●	Eco-System Recycling Co., Ltd. East Plant
●	JSC Novosibirsk Refinery
●	Refinery of Seemine Gold Co., Ltd.
●	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
●	Hangzhou Fuchunjiang Smelting Co., Ltd.
●	LT Metal Ltd.
●	Heimerle + Meule GmbH
●	Heraeus Metals Hong Kong Ltd.
●	Heraeus Germany GmbH Co. KG

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●	Hunan Chenzhou Mining Co., Ltd.
●	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
●	HwaSeong CJ CO., LTD.
●	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
●	Ishifuku Metal Industry Co., Ltd.
●	Istanbul Gold Refinery
●	Japan Mint
●	Jiangxi Copper Co., Ltd.
●	Asahi Refining USA Inc.
●	Asahi Refining Canada Ltd.
●	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
●	JSC Uralelectromed
●	JX Nippon Mining & Metals Co., Ltd.
●	Kazakhmys Smelting LLC
●	Kazzinc
●	Kennecott Utah Copper LLC
●	Kojima Chemicals Co., Ltd.
●	Kyrgyzaltyn JSC
●	L'azurde Company For Jewelry
●	Lingbao Gold Co., Ltd.
●	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
●	LS-NIKKO Copper Inc.
●	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
●	Materion
●	Matsuda Sangyo Co., Ltd.
●	Metalor Technologies (Suzhou) Ltd.
●	Metalor Technologies (Hong Kong) Ltd.
●	Metalor Technologies (Singapore) Pte., Ltd.
●	Metalor Technologies S.A.
●	Metalor USA Refining Corporation
●	Metalurgica Met-Mex Penoles S.A. De C.V.
●	Mitsubishi Materials Corporation
●	Mitsui Mining and Smelting Co., Ltd.
●	Moscow Special Alloys Processing Plant
●	Nadir Metal Rafineri San. Ve Tic. A.S.
●	Navoi Mining and Metallurgical Combinat
●	Nihon Material Co., Ltd.
●	Ohura Precious Metal Industry Co., Ltd.
●	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
●	MKS PAMP SA
●	Penglai Penggang Gold Industry Co., Ltd.
●	Prioksky Plant of Non-Ferrous Metals
●	PT Aneka Tambang (Persero) Tbk
●	PX Precinox S.A.
●	Rand Refinery (Pty) Ltd.
●	Royal Canadian Mint
●	Sabin Metal Corp.
●	Samduck Precious Metals
●	Samwon Metals Corp.
●	SEMPSA Joyeria Plateria S.A.
●	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
●	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
●	Sichuan Tianze Precious Metals Co., Ltd.

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●	SOE Shyolkovsky Factory of Secondary Precious Metals
●	Solar Applied Materials Technology Corp.
●	Sumitomo Metal Mining Co., Ltd.
●	Super Dragon Technology Co., Ltd.
●	Tanaka Kikinzoku Kogyo K.K.
●	Great Wall Precious Metals Co., Ltd. of CBPM
●	Shandong Gold Smelting Co., Ltd.
●	Tokuriki Honten Co., Ltd.
●	Tongling Nonferrous Metals Group Co., Ltd.
●	Torecom
●	Umicore S.A. Business Unit Precious Metals Refining
●	United Precious Metal Refining, Inc.
●	Valcambi S.A.
●	Western Australian Mint (T/a The Perth Mint)
●	Yamakin Co., Ltd.
●	Yokohama Metal Co., Ltd.
●	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
●	Gold Refinery of Zijin Mining Group Co., Ltd.
●	Morris and Watson
●	SAFINA A.S.
●	Guangdong Jinding Gold Limited
●	Umicore Precious Metals Thailand
●	Geib Refining Corporation
●	MMTC-PAMP India Pvt., Ltd.
●	KGHM Polska Miedz Spolka Akcyjna
●	Fidelity Printers and Refiners Ltd.
●	Singway Technology Co., Ltd.
●	Shandong Humon Smelting Co., Ltd.
●	Shenzhen Zhonghenglong Real Industry Co., Ltd.
●	Al Etihad Gold Refinery DMCC
●	Emirates Gold DMCC
●	International Precious Metal Refiners
●	Kaloti Precious Metals
●	Sudan Gold Refinery
●	T.C.A S.p.A
●	REMONDIS PMR B.V.
●	Fujairah Gold FZC
●	Industrial Refining Company
●	Shirpur Gold Refinery Ltd.
●	Korea Zinc Co., Ltd.
●	Marsam Metals
●	TOO Tau-Ken-Altyn
●	Abington Reldan Metals, LLC
●	Shenzhen CuiLu Gold Co., Ltd.
●	Albino Mountinho Lda.
●	SAAMP
●	L'Orfebre S.A.
●	8853 S.p.A.
●	Italpreziosi
●	WIELAND Edelmetalle GmbH
●	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
●	AU Traders and Refiners
●	GGC Gujrat Gold Centre Pvt. Ltd.

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●	Sai Refinery
●	Modeltech Sdn Bhd
●	Bangalore Refinery
●	Kyshtym Copper-Electrolytic Plant ZAO
●	Degussa Sonne / Mond Goldhandel GmbH
●	Pease & Curren
●	JALAN & Company
●	SungEel HiMetal Co., Ltd.
●	Planta Recuperadora de Metales SpA
●	ABC Refinery Pty Ltd.
●	Safimet S.p.A
●	State Research Institute Center for Physical Sciences and Technology
●	African Gold Refinery
●	Gold Coast Refinery
●	NH Recytech Company
●	QG Refining, LLC
●	Dijllah Gold Refinery FZC
●	CGR Metalloys Pvt Ltd.
●	Sovereign Metals
●	C.I Metales Procesados Industriales SAS
●	Eco-System Recycling Co., Ltd. North Plant
●	Eco-System Recycling Co., Ltd. West Plant
●	Augmont Enterprises Private Limited
●	Kundan Care Products Ltd.
●	Emerald Jewel Industry India Limited (Unit 1)
●	Emerald Jewel Industry India Limited (Unit 2)
●	Emerald Jewel Industry India Limited (Unit 3)
●	Emerald Jewel Industry India Limited (Unit 4)
●	K.A. Rasmussen
●	Alexy Metals
●	Sancus ZFS (L’Orfebre, SA)
●	Sellem Industries Ltd.
●	MD Overseas
●	Metallix Refining Inc.
●	Metal Concentrators SA (Pty) Ltd.
●	WEEEREFINING
●	Gold by Gold Colombia
●	Dongwu Gold Group
●	Sam Precious Metals
●	Coimpa Industrial LTDA

Tantalum Smelters/Refiners

●	Changsha South Tantalum Niobium Co., Ltd.
●	F&X Electro-Materials Ltd.
●	XIMEI RESOURCES (GUANGDONG) LIMITED
●	JiuJiang JinXin Nonferrous Metals Co., Ltd.
●	Jiujiang Tanbre Co., Ltd.
●	AMG Brasil
●	Metallurgical Products India Pvt., Ltd.
●	Mineracao Taboca S.A.
●	Mitsui Mining and Smelting Co., Ltd.

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●	NPM Silmet AS
●	Ningxia Orient Tantalum Industry Co., Ltd.
●	QuantumClean
●	Yanling Jincheng Tantalum & Niobium Co., Ltd.
●	Solikamsk Magnesium Works OAO
●	Taki Chemical Co., Ltd.
●	Telex Metals
●	Ulba Metallurgical Plant JSC
●	Hengyang King Xing Lifeng New Materials Co., Ltd.
●	D Block Metals, LLC
●	FIR Metals & Resource Ltd.
●	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
●	XinXing HaoRong Electronic Material Co., Ltd.
●	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
●	KEMET de Mexico
●	TANIOBIS Co., Ltd.
●	TANIOBIS GmbH
●	Materion Newton Inc.
●	TANIOBIS Japan Co., Ltd.
●	TANIOBIS Smelting GmbH & Co. KG
●	Global Advanced Metals Boyertown
●	Global Advanced Metals Aizu
●	Resind Industria e Comercio Ltda.
●	Jiangxi Tuohong New Raw Material
●	RFH Yancheng Jinye New Material Technology Co., Ltd.
●	5D Production OU
●	PowerX Ltd.

Tin Smelters/Refiners

●	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
●	Alpha
●	PT Aries Kencana Sejahtera
●	PT Premium Tin Indonesia
●	Dowa
●	EM Vinto
●	Estanho de Rondonia S.A.
●	Fenix Metals
●	Gejiu Non-Ferrous Metal Processing Co., Ltd.
●	Gejiu Zili Mining And Metallurgy Co., Ltd.
●	Gejiu Kai Meng Industry and Trade LLC
●	China Tin Group Co., Ltd.
●	Malaysia Smelting Corporation (MSC)
●	Metallic Resources, Inc.
●	Mineracao Taboca S.A.
●	Minsur
●	Mitsubishi Materials Corporation
●	Jiangxi New Nanshan Technology Ltd.
●	Novosibirsk Tin Combine
●	O.M. Manufacturing (Thailand) Co., Ltd.
●	Operaciones Metalurgicas S.A.
●	PT Artha Cipta Langgeng

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●	PT Babel Inti Perkasa
●	PT Babel Surya Alam Lestari
●	PT Bangka Tin Industry
●	PT Belitung Industri Sejahtera
●	PT Bukit Timah
●	PT Mitra Stania Prima
●	PT Panca Mega Persada
●	PT Prima Timah Utama
●	PT Refined Bangka Tin
●	PT Sariwiguna Binasentosa
●	PT Stanindo Inti Perkasa
●	PT Timah Tbk Kundur
●	PT Timah Tbk Mentok
●	PT Timah Nusantara
●	PT Tinindo Inter Nusa
●	PT Tommy Utama
●	Rui Da Hung
●	Thaisarco
●	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
●	VQB Mineral and Trading Group JSC
●	White Solder Metalurgia e Mineracao Ltda.
●	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
●	Tin Smelting Branch of Yunnan Tin Co., Ltd.
●	CV Venus Inti Perkasa
●	Magnu's Minerais Metais e Ligas Ltda.
●	PT Tirus Putra Mandiri
●	Melt Metais e Ligas S.A.
●	PT ATD Makmur Mandiri Jaya
●	O.M. Manufacturing Philippines, Inc.
●	CV Ayi Jaya
●	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
●	Nghe Tinh Non-Ferrous Metals Joint Stock Company
●	Tuyen Quang Non-Ferrous Metals Joint Stock Company
●	PT Cipta Persada Mulia
●	An Vinh Joint Stock Mineral Processing Company
●	Resind Industria e Comercio Ltda.
●	Super Ligas
●	Aurubis Beerse
●	Aurubis Berango
●	PT Bangka Prima Tin
●	PT Sukses Inti Makmur
●	PT Menara Cipta Mulia
●	Modeltech Sdn Bhd
●	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
●	Chifeng Dajingzi Tin Industry Co., Ltd.
●	PT Bangka Serumpun
●	Pongpipat Company Limited
●	Tin Technology & Refining
●	Dongguan CiEXPO Environmental Engineering Co., Ltd.
●	PT Rajawali Rimba Perkasa
●	Luna Smelter, Ltd.
●	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
●	Precious Minerals and Smelting Limited

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●	Gejiu City Fuxiang Industry and Trade Co., Ltd.
●	PT Mitra Sukses Globalindo
●	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
●	CRM Synergies
●	Fabrica Auricchio Industria e Comercio Ltda.
●	DS Myanmar
●	PT Putera Sarana Shakti (PT PSS)
●	Mining Minerals Resources SARL

Tungsten Smelters/Refiners

●	A.L.M.T. Corp.
●	Kennametal Huntsville
●	Guangdong Xianglu Tungsten Co., Ltd.
●	Chongyi Zhangyuan Tungsten Co., Ltd.
●	CNMC (Guangxi) PGMA Co., Ltd.
●	Global Tungsten & Powders Corp.
●	Hunan Chenzhou Mining Co., Ltd.
●	Hunan Jintai New Material Co., Ltd.
●	Japan New Metals Co., Ltd.
●	Ganzhou Huaxing Tungsten Products Co., Ltd.
●	Kennametal Fallon
●	Wolfram Bergbau und Hutten AG
●	Xiamen Tungsten Co., Ltd.
●	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
●	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
●	Jiangxi Yaosheng Tungsten Co., Ltd.
●	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
●	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
●	Malipo Haiyu Tungsten Co., Ltd.
●	Xiamen Tungsten (H.C.) Co., Ltd.
●	Jiangxi Gan Bei Tungsten Co., Ltd.
●	Ganzhou Seadragon W & Mo Co., Ltd.
●	Asia Tungsten Products Vietnam Ltd.
●	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
●	H.C. Starck Tungsten GmbH
●	TANIOBIS Smelting GmbH & Co. KG
●	Masan High-Tech Materials
●	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
●	Niagara Refining LLC
●	China Molybdenum Tungsten Co., Ltd.
●	Ganzhou Haichuang Tungsten Co., Ltd.
●	Hydrometallurg, JSC
●	Unecha Refractory metals plant
●	Philippine Chuangxin Industrial Co., Inc.
●	ACL Metais Eireli
●	Moliren Ltd.
●	Fujian Ganmin RareMetal Co., Ltd.
●	Lianyou Metals Co., Ltd.
●	JSC "Kirovgrad Hard Alloys Plant"
●	NPP Tyazhmetprom LLC
●	Hubei Green Tungsten Co., Ltd.

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●	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
●	Cronimet Brasil Ltda
●	Artek LLC
●	Fujian Xinlu Tungsten Co., Ltd.
●	OOO “Technolom” 2
●	OOO “Technolom” 1
●	LLC Vostok
●	YUDU ANSHENG TUNGSTEN CO., LTD.
●	HANNAE FOR T Co., Ltd.
●	Tungsten Vietnam Joint Stock Company
●	Nam Viet Cromit Joint Stock Company
●	DONGKUK INDUSTRIES CO., LTD.

Table 2: Aggregated Countries of Origin

●	ANDORRA
●	AUSTRALIA
●	AUSTRIA
●	BELGIUM
●	BOLIVIA (PLURINATIONAL STATE OF)
●	BRAZIL
●	CANADA
●	CHILE
●	CHINA
●	COLOMBIA
●	CONGO, DEMOCRATIC REPUBLIC OF THE
●	CZECHIA
●	ESTONIA
●	FRANCE
●	GERMANY
●	GHANA
●	INDIA
●	INDONESIA
●	ITALY
●	JAPAN
●	KAZAKHSTAN
●	KOREA, REPUBLIC OF
●	KYRGYZSTAN
●	LITHUANIA
●	MALAYSIA
●	MAURITANIA
●	MEXICO
●	MYANMAR
●	NETHERLANDS
●	NEW ZEALAND
●	NORWAY
●	PERU
●	PHILIPPINES
●	POLAND
●	PORTUGAL
●	RUSSIAN FEDERATION
●	RWANDA
●	SAUDI ARABIA
●	SINGAPORE

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●	SOUTH AFRICA
●	SPAIN
●	SUDAN
●	SWEDEN
●	SWITZERLAND
●	TAIWAN, PROVINCE OF CHINA
●	THAILAND
●	TURKEY
●	UGANDA
●	UNITED ARAB EMIRATES
●	UNITED STATES OF AMERICA
●	UZBEKISTAN
●	VIET NAM
●	ZIMBABWE

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